UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2026

UNITED RENTALS, INC.

UNITED RENTALS (NORTH AMERICA), INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14387	06-1522496

Delaware	001-13663	86-0933835
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 First Stamford Place, Suite 700
Stamford, Connecticut	06902
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 622-3131

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	URI	NYSE

Item 1.01	Entry into a Material Definitive Agreement.

$700,000,000 aggregate principal amount of 5.550% Senior Notes due 2029, $800,000,000 aggregate principal amount of 5.750% Senior Notes due 2031 and $1,000,000,000 aggregate principal amount of 6.200% Senior Notes due 2036

On October 29, 2026, United Rentals (North America), Inc. (“URNA”) completed an offering of (i) $700,000,000 aggregate principal amount of its 5.550% Senior Notes due 2029 (the “2029 Notes”), (ii) $800,000,000 aggregate principal amount of its 5.750% Senior Notes due 2031 (the “2031 Notes”) and (iii) $1,000,000,000 aggregate principal amount of its 6.200% Senior Notes due 2036 (the “2036 Notes” and, together with the 2029 Notes and the 2031 Notes, the “Notes”). The Notes were sold pursuant to United Rentals, Inc. (“URI”) and URNA’s shelf registration statement on Form S-3 (File No. 333-299595) (the “Registration Statement”) previously filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, as supplemented by the final prospectus supplement, dated as of October 26, 2026, and filed with the SEC on October 27, 2026.

The Notes were issued pursuant to an indenture, dated as of October 29, 2026 (the “Base Indenture”), and a first supplemental indenture, dated as of October 29, 2026 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among URNA, URI and Truist Bank, as trustee.

The 2029 Notes mature on October 15, 2029 and bear interest at a rate of 5.550% per year payable semi-annually in cash in arrears on April 15 and October 15 of each year. The 2031 Notes mature on October 15, 2031 and bear interest at a rate of 5.750% per year payable semi-annually in cash in arrears on April 15 and October 15 of each year. The 2036 Notes mature on October 15, 2036 and bear interest at a rate of 6.200% per year payable semi-annually in cash in arrears on April 15 and October 15 of each year. The first interest payment on each series of Notes will be made on April 15, 2027.

The Notes are senior unsecured obligations of URNA and rank equally in right of payment with all of its existing and future senior indebtedness, effectively junior to any of its existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness and senior in right of payment to any of its existing and future subordinated indebtedness.

The Notes are not guaranteed by any of URNA’s subsidiaries and are structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, of URNA’s subsidiaries.

The Notes are guaranteed on a senior unsecured basis by URI. The guarantee is a senior unsecured obligation of URI and ranks equally in right of payment with all of URI’s existing and future senior indebtedness, effectively junior to any of URI’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness and senior in right of payment to any of URI’s existing and future subordinated indebtedness. The guarantee will be structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, of URI’s subsidiaries (other than URNA).

Prior to September 15, 2029 for the 2029 Notes, prior to September 15, 2031 for the 2031 Notes and prior to July 15, 2036 for the 2036 Notes (each such date, a “Par Call Date”), URNA may redeem the relevant series of Notes at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the aggregate principal amount of the relevant series of Notes to be redeemed, plus a “make-whole” premium and accrued and unpaid interest, if any, to, but excluding, the redemption date. On or after the applicable Par Call Date, URNA may redeem the Notes of the relevant series, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

If a Change of Control Triggering Event occurs with respect to a series of Notes, URNA will be required, subject to certain exceptions, to offer to repurchase the Notes of that series at a price of 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the purchase date. A Change of Control Triggering Event requires both a Change of Control and a Rating Event, each as defined in the Indenture.

The Indenture governing the Notes contains certain covenants applicable to URI and its subsidiaries, including limitations on liens, sale-leaseback transactions and mergers, consolidations and sale of assets. Each of these covenants is subject to important exceptions and qualifications.

The Indenture provides for customary events of default, including the following (subject to any applicable cure period): nonpayment, breach of covenants in the Indenture, acceleration of certain other indebtedness, certain events of bankruptcy, insolvency and reorganization. If an event of default with respect to a series of Notes occurs and is continuing, the trustee or holders of at least 25% in aggregate principal amount of the outstanding Notes of that series may declare the principal of and accrued and unpaid interest on the Notes of that series to be due and payable immediately. In the case of certain events of bankruptcy, insolvency or reorganization, those amounts will become due and payable automatically.

URNA received approximately $2.476 billion in net proceeds from the sale of the Notes, after underwriting discounts and commissions and payment of estimated fees and expenses. URNA used the net proceeds from the sale of the Notes (i) to repay in full the $975 million aggregate principal amount of term loans outstanding under that certain Credit and Guaranty Agreement, dated as of October 31, 2018, as amended and restated as of February 14, 2024 and as further amended by Amendment No. 1 to the Amended and Restated Credit and Guaranty Agreement, dated as of August 7, 2025, among URNA, as borrower, URI, certain of its subsidiaries as the guarantors party thereto, the lenders party thereto from time to time and Bank of America, N.A., as agent (the “Term Loan Facility”) and (ii) for general corporate purposes, including to reduce borrowings under the Fifth Amended and Restated Credit Agreement (as defined below).

The description above is qualified in its entirety by reference to the Base Indenture and Supplemental Indenture, which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01.

Amendment to Fifth Amended and Restated Credit Agreement

On October 23, 2026, URNA entered into an amendment (the “Amendment”) to the Fifth Amended and Restated Credit Agreement, dated as of July 10, 2025 (the “Fifth Amended and Restated Credit Agreement”), among URI, URNA, the other borrowers party thereto, the other guarantors party thereto, the financial institutions party thereto from time to time and Bank of America, N.A., as agent for the lenders (in such capacity, the “Agent”) that, among other things, provides that any domestic wholly-owned subsidiary of URI or URNA is required to become a subsidiary guarantor under the Fifth Amended and Restated Credit Agreement only if it incurs or guarantees indebtedness in the form of capital markets debt securities or term loans in excess of $300,000,000 and that the existing U.S. subsidiary guarantors shall be automatically released from their obligations as guarantors thereunder if they cease to guarantee, or be an obligor under, any such debt in excess of such threshold (such release, the “ABL Guarantor Release”). The Amendment also increases the $15,000,000 sub-limit for European swingline loans to $40,000,000.

Each of the indentures governing URNA’s senior secured and unsecured notes (collectively, the “Existing Notes”) provides that during any period when the relevant notes are rated investment grade by certain rating agencies as specified in the applicable indenture, as long as at such time no default under such indenture has occurred and is continuing, URNA may request the release of all subsidiary guarantees in favor of such notes and, in the case of the indentures governing senior secured notes, the release of all of the collateral securing such notes. On October 9, 2026, URNA received an investment grade rating for each series of the Existing Notes from S&P Global Ratings, and on October 23, 2026, URNA received an investment grade rating for each series of the Existing Notes from Moody’s Investors Service, Inc.

On October 23, 2026, the liens on the collateral securing URNA’s secured Existing Notes, and the guarantees by URNA’s subsidiaries of those notes and URNA’s unsecured Existing Notes, were released in accordance with the terms of the applicable indentures and related security documents (the “Existing Notes Collateral and Existing Notes Subsidiary Guarantee Release”). Following these releases, the Existing Notes are senior unsecured obligations of URNA, are no longer guaranteed by any of URNA’s subsidiaries and continue to be guaranteed on a senior unsecured basis by URI.

As a result of the Existing Notes Collateral and Existing Notes Subsidiary Guarantee Release on October 23, 2026, and the repayment in full of the indebtedness outstanding under the Term Loan Facility on October 29, 2026, the ABL Guarantor Release occurred on October 29, 2026. Upon the ABL Guarantor Release, the related liens on the relevant subsidiaries’ assets were released. The obligations under the Fifth Amended and Restated Credit Agreement remain senior secured obligations of URI and URNA.

The description above is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement.

On October 29, 2026, URNA repaid all of its outstanding obligations under the Term Loan Facility using a portion of the net proceeds from the Notes.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

Underwriting Agreement

In connection with the Notes offering, on October 26, 2026, URNA and URI, as guarantor, entered into an underwriting agreement with J.P. Morgan Securities LLC, BofA Securities, Inc. and Goldman Sachs & Co. LLC, as representatives of the several underwriters named therein (the “Representatives”), relating to the sale of the Notes (the “Underwriting Agreement”). A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

Also in connection with the Notes offering, URI and URNA are filing an opinion of their outside counsel, Sullivan & Cromwell LLP, regarding the validity of the Notes and URI’s guarantees thereof as Exhibit 5.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

URI and URNA hereby incorporate Exhibits 1.1, 4.1, 4.2, 4.3, 4.4, 4.5, 5.1 and 23.1 into the Registration Statement.

Exhibits
Exhibit 1.1	Underwriting Agreement for the Notes, dated as of October 26, 2026, among URNA, URI and the Representatives.
Exhibit 4.1	Indenture, dated as of October 29, 2026, among URNA, URI and Truist Bank, as trustee.
Exhibit 4.2	First Supplemental Indenture for the Notes, dated as of October 29, 2026, among URNA, URI and Truist Bank, as trustee (including the Forms of Note for the Notes).
Exhibit 4.3	Form of Note for URNA’s 5.550% Senior Notes due 2029 (contained in Exhibit 4.2).
Exhibit 4.4	Form of Note for URNA’s 5.750% Senior Notes due 2031 (contained in Exhibit 4.2).
Exhibit 4.5	Form of Note for URNA’s 6.200% Senior Notes due 2036 (contained in Exhibit 4.2).
Exhibit 5.1	Opinion of Sullivan & Cromwell LLP relating to the Notes and URI’s guarantees thereof.
Exhibit 10.1	Amendment No. 1 to the Fifth Amended and Restated Credit Agreement, dated as of October 23, 2026, by and among URNA, the financial institutions party thereto and the Agent.
Exhibit 23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2026

UNITED RENTALS, INC.

By:	/s/ Joli L. Gross
Name:	Joli L. Gross
Title:	Senior Vice President, Chief Legal and Sustainability Officer, and Corporate Secretary

UNITED RENTALS (NORTH AMERICA), INC.

By:	/s/ Joli L. Gross
Name:	Joli L. Gross
Title:	Senior Vice President, Chief Legal and Sustainability Officer, and Corporate Secretary